UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 Or 15(d) Of The Securities Exchange Act Of 1934

Date of Report (Date of earliest event reported): November 10, 2003

CASCADE FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Washington (State of other jurisdiction of incorporation)	000-25286 (Commission File Number)	91-1661954 (IRS Employer Identification No.)

2828 Colby Avenue, Everett, WA 98201 (Address of principal executive offices, including Zip Code)

(425) 339-5500 (Registrant’s telephone number, including area code)

ITEM 4. — Changes in Registrant’s Certifying Accountant
ITEM 7. — Financial Statements and Exhibits
SIGNATURE
EXHIBIT 16.1

ITEM 4. — Changes in Registrant’s Certifying Accountant

a)	On November 10, 2003, the Audit Committee of the Board of Directors of Cascade Financial Corporation (“Registrant”) engaged the accounting firm of Moss Adams LLP as independent accountants for the Registrant for the fiscal year 2004. On November 10, 2003, the Board notified KPMG LLP (“KPMG”) that KPMG would be dismissed upon the completion of its independent audit of the 2003 consolidated financial statements of the Registrant and would not be retained to serve as the Registrant’s independent public accountants for the fiscal year 2004.

b)	KPMG’s reports on the Registrant’s consolidated financial statements for the two most recent fiscal years did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

c)	During the two most recent fiscal years and interim periods prior to November 10, 2003, there were no disagreements with KPMG on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to KPMG’s satisfaction, would have caused it to make reference to the subject matter in connection with its reports on the Registrant’s consolidated financial statements for such years.

d)	During the Registrant’s two most recent fiscal years and interim periods prior to November 10, 2003, the Registrant did not consult Moss Adams LLP regarding the application of accounting principles to a specified transaction, either contemplated or proposed, or the type of audit opinion that might be rendered on the Registrant’s consolidated financial statements, or any other matter or reportable event that would be required to be reported in this Current Report on Form 8-K.

e)	The Registrant has provided KPMG with a copy of the foregoing disclosures. Attached as Exhibit 16.1 is a copy of KPMG’s letter, dated November 13, 2003.

ITEM 7. — Financial Statements and Exhibits

(c)	Exhibits:

(16.1) Letter from KPMG LLP dated November 13, 2003

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: November 14, 2003

CASCADE FINANCIAL CORPORATION

	By:	/s/ Carol K. Nelson

Carol K. Nelson President and CEO